                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  JUNE 9, 2003

                                TECO ENERGY, INC.
                                -----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           FLORIDA                      1-8180                    59-2052286
           -------                      ------                    ----------
(STATE OR OTHER JURISDICTION        (COMMISSION FILE            (IRS EMPLOYER
     OF INCORPORATION)                   NUMBER)             IDENTIFICATION NO.)


      702 NORTH FRANKLIN STREET, TAMPA FLORIDA           33602
      ----------------------------------------           -----
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (813) 228-4111
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ITEM 5. OTHER EVENTS

      See the press release dated June 9, 2003, filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing that TECO Energy plans this week to offer unsecured notes to the public under the company's existing shelf registration statement through underwriters Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

      The prospectus related to the offering describes the company's financial covenants under its existing financing arrangements. As reported in the company's Quarterly Report on Form 10-Q for the three months ended March 31, 2003, those covenants include those under TECO Energy's 10.5% Notes due 2007 issued in November 2002 that limit the ability of the company to incur additional liens and require the company to achieve certain interest coverage levels in order to pay dividends, make distributions or certain investments, or issue additional indebtedness. These covenants became effective as of April 21, 2003, with Moody's downgrade of TECO Energy's senior unsecured debt rating to Ba1 from Baa2. Upon further review and interpretation of the required covenant calculations, the company has adjusted its March 31, 2003 calculations under the applicable agreement. The limitation on restricted payments restricts TECO Energy from paying dividends or making distributions or certain investments unless there is sufficient cumulative operating cash flow in excess of 1.7 times interest coverage, each as defined in the agreement, to make contemplated dividend payments, distributions or investments. Under the agreement, operating cash flow, interest coverage and restricted payments are to be determined on a cumulative basis from the issuance of the 10.5% Notes in November 2002. At March 31, 2003, $74.5 million was accumulated and available for future restricted payments, representing a one quarter accumulation. The company is not permitted, with certain exceptions as provided in the agreement, to create any lien upon any of its property in excess of 5% of consolidated net tangible assets, as defined in the agreement, without equally and ratably securing the 10.5% Notes. As of March 31, 2003, this limitation would apply to certain liens exceeding $224.3 million. The company's operating cash flow to interest coverage ratio for the immediate preceding four quarters must exceed a ratio of 2.0 times for the company to be able to issue additional indebtedness, with certain exceptions as provided in the agreement. As of March 31, 2003, the company's operating cash flow to interest coverage for the immediate preceding four quarters, with pro forma adjustments as provided in the agreement, was 3.3 times.

      Tampa Electric Company has agreed with the Florida Public Service Commission that, as a result of Bayside Unit 1 entering service on April 24, 2003, it will recognize $25 million pre-tax accelerated depreciation on the coal-fired Gannon Station units over the full year 2003, which will require Tampa Electric Company to recognize two quarters of the annual amount in the second quarter of 2003, with the remaining recognized ratably in the third and fourth quarters.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1 Press release dated June 9, 2003 announcing that TECO Energy plans to offer unsecured notes to the public through underwriters Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.


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
                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TECO ENERGY, INC.
                                            (Registrant)



Dated: June 9, 2003                     By:/s/ G. L. GILLETTE
                                             ----------------------------
                                                 G. L. GILLETTE
                                                 Senior Vice President - Finance
                                                 and Chief Financial Officer
                                                 (Principal Financial Officer)


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                                INDEX TO EXHIBITS

Exhibit No.       Description of Exhibits
       99.1       Press release dated June 9, 2003 announcing that TECO Energy plans to offer unsecured notes to the public through
                  underwriters Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated, Citigroup Global Markets Inc., Morgan Stanley &
                  Co. Incorporated and J.P. Morgan Securities Inc.


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